Balch & Bingham LLP
                               Birmingham, Alabama







June 14, 2006

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Wachovia Capital Markets, LLC
One Wachovia Center
310 South College Street
Charlotte, North Carolina 28288-0602

     As Representative of the Several Underwriters

      RE: Alabama Power Company Series JJ 6.375% Senior Notes due June 15, 2046

Ladies and Gentlemen:

         We have acted as general counsel to Alabama Power Company (the "Company") in connection with (i) the Company's issuance of $150,000,000 aggregate principal amount of its Series JJ 6.375% Senior Notes due June 15, 2046 (the "Notes") pursuant to a Senior Note Indenture dated as of December 1, 1997, by and between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as heretofore supplemented and as further supplemented by the Thirty-Sixth Supplemental Indenture dated as of June 14, 2006 (collectively, the "Indenture"); and (ii) the purchase by the Underwriters (as defined herein) of the Notes pursuant to the terms of an Underwriting Agreement dated June 7, 2006 (the "Underwriting Agreement"), among the Company and the Underwriters named in Schedule I thereto (the "Underwriters") for whom you are acting as representatives (the "Representatives"). This opinion is being delivered to you as Representatives pursuant to Section 6(c)(1) thereof.

         All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

         In rendering the opinions expressed below, we have examined the registration statement on Form S-3 (File Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03) pertaining to the Notes and certain other securities filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement"); the Company's prospectus dated July 19, 2005 (the "Basic Prospectus") as supplemented by a preliminary prospectus supplement dated June 6, 2006 (the "Pricing Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act, which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year

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June 14, 2006
Page 2

ended December 31, 2005, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and the Current Reports on Form 8-K of the Company dated January 10, 2006, January 11, 2006, January 13, 2006, January 31, 2006, February 1,
2006, February 20, 2006, March 8, 2006, March 9, 2006 and June 6, 2006 (the
"Pricing Exchange Act Documents"), and a prospectus supplement dated June 7, 2006 (together with the Basic Prospectus, the "Final Supplemented Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Reports on Form 8-K of the Company dated June 7, 2006 and June 7, 2006 (collectively, the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and the Indenture. We have also examined the free writing prospectus prepared by the Company and filed with the Commission on June 7, 2006 pursuant to Rule 433 of the Act (the "Permitted Free Writing Prospectus"). The documents listed in Schedule III to the Underwriting Agreement, taken together, are collectively referred to as the "Pricing Disclosure Package."

         In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificate representing the Notes, of which we have examined a specimen), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures (other than those of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         The Indenture and the Underwriting Agreement are herein referred to as the "Agreements."

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion, relying as to matters of New York law upon the opinion dated the date hereof rendered to you by Dewey Ballantine LLP, that:

         1. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Alabama and has due corporate authority to carry on the public utility business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under the Agreements and the Notes.

         2. The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.

         3. All orders, consents or other authorizations or approvals of the Alabama Public Service Commission legally required for the issuance and sale of the Notes have been obtained; such orders are sufficient for the issuance and the sale of the Notes; the issuance and the sale of the Notes conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of any Alabama or United States governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Notes in accordance with the terms of the Underwriting Agreement.

June 14, 2006
Page 3


         4. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture conforms as to legal matters in all material respects to the description thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.

         5. The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the Company's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Notes conform as to legal matters in all material respects to the description thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.

         6. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraphs 4 and 5 above. In the course of the preparation by the Company of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, we participated in conferences with certain officers and employees of the Company, with other counsel for the Company, with representatives of Deloitte & Touche LLP and with your counsel. Based upon our examination of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, on the date of the Underwriting Agreement, and the Final Supplemented Prospectus, as of June 7, 2006, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents, as of their respective dates of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder,

June 14, 2006
Page 4

except that in each case we express no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents, and (ii) nothing came to our attention which gives us reason to believe that the Registration Statement, on the date of the Underwriting Agreement (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Final Supplemented Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, on the date hereof, any untrue statement therein of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents and with respect to information set forth in the Pricing Prospectus and the Final Supplemented Prospectus under the captions "Description of the Series JJ Senior Notes - Book-Entry-Only Issuance - The Depository Trust Company" or "The Policy and the Insurer" or under the caption "Experts" (as it relates to information with respect to the Insurer) appearing on page S-13 thereof or in Appendix A thereto.

         We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the laws of such State, the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person without our prior written consent, except that Troutman Sanders LLP and Dewey Ballantine LLP may rely on this opinion in giving their opinions pursuant to the Underwriting Agreement insofar as such opinions relate to matters of Alabama law.

                                                 Very truly yours,

                                                 /s/ Balch & Bingham LLP

                              Dewey Ballantine LLP
                               New York, New York

                                                                June 14, 2006


         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036

         Wachovia Capital Markets, LLC
         One Wachovia Center
         301 South College Street
         Charlotte, North Carolina 28288-0602

              As Representatives of the Several Underwriters



                              ALABAMA POWER COMPANY
                          Series JJ 6.375% Senior Notes
                                due June 15, 2046

         Ladies and Gentlemen:

            We have represented the Underwriters (hereinafter defined) in connection with (i) the issuance and sale by Alabama Power Company (the "Company") of $150,000,000 aggregate principal amount of its Series JJ 6.375% Senior Notes due June 15, 2046 (the "Notes") pursuant to a Senior Note Indenture dated as of December 1, 1997, by and between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as heretofore supplemented and as further supplemented by the Thirty-Sixth Supplemental Indenture, dated as of June 14, 2006 (collectively, the "Indenture"); and (ii) the purchase by the Underwriters (as defined herein) of the Notes pursuant to the terms of an Underwriting Agreement dated June 7, 2006 (the "Underwriting Agreement"), among the Company and the Underwriters named in Schedule I thereto (the "Underwriters") for whom you are acting as representatives (the "Representatives"). This opinion is being delivered to you as Representatives pursuant to Section 6(c)(4) thereof.

            All capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

            In rendering the opinions expressed below, we have examined the registration statement on Form S-3 (File Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03) pertaining to the Notes and certain other securities filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement"); the Company's prospectus dated July 19, 2005 (the "Basic Prospectus") as supplemented by a preliminary prospectus supplement dated June 6, 2006 (the "Pricing Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act, which, pursuant to Form S-3, incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2006 and the Current Reports on Form 8-K of the Company dated January 10, 2006, January 11, 2006, January 13, 2006, January 31, 2006, February 1, 2006, February 20, 2006, March 8, 2006, March 9, 2006 and June 6, 2006 (the "Pricing
         Exchange Act Documents"), and a prospectus supplement dated June 7, 2006 (together with the Basic Prospectus, the "Final Supplemented Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, which, pursuant to Form S-3, incorporates by reference the Pricing Exchange Act Documents and the Current Reports on Form 8-K of the Company dated June 7, 2006 and June 7, 2006 (collectively, the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and the Indenture. We have also examined the free writing prospectus prepared by the Company and filed with the Commission on June 7, 2006 pursuant to Rule 433 of the Act (the "Permitted Free Writing Prospectus"). The documents listed in Schedule III to the Underwriting Agreement, taken together, are collectively referred to as the "Pricing Disclosure Package."

            In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificate representing the Notes, of which we have examined a specimen), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

            The Indenture and the Underwriting Agreement are herein referred to as the "Agreements."

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion, relying as aforesaid and as to all matters covered hereby which are governed by or dependent upon the law of the State of Alabama upon the opinion of Balch & Bingham LLP dated the date hereof and addressed to you, that:

            1. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Alabama and has due corporate authority to carry on the public utility business in which it is engaged, to own and operate the properties used

Morgan Stanley & Co. Incorporateed
Wachovia Capital Markets, LLC
June 14, 2006
Page 2

         by it in such business and to enter into and perform its obligations under the Agreements and the Notes.

            2. The execution, delivery and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action, and the Underwriting Agreement has been duly executed and delivered by the Company.

            3. All orders, consents or other authorizations or approvals of the Alabama Public Service Commission and the Commission legally required for the issuance and sale of the Notes have been obtained; such orders are sufficient for the issuance and sale of the Notes; the issuance and sale of the Notes conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of any Alabama or United States governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Notes in accordance with the terms of the Underwriting Agreement.

            4. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture conforms as to legal matters in all material respects to the description thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.

            5. The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the Company's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Notes conform as to legal matters in all material respects to the description thereof in the Pricing Disclosure Package and the Final Supplemented Prospectus.

            6. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

            We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration

Morgan Stanley & Co. Incorporateed
Wachovia Capital Markets, LLC
June 14, 2006
Page 3

         Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraphs 4 and 5 above. In the course of the preparation by the Company of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, we participated in conferences with certain officers and employees of the Company, with representatives of Deloitte & Touche LLP and with counsel to the Company. Based upon our examination of the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, on the date of the Underwriting Agreement, and the Final Supplemented Prospectus, as of June 7, 2006, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents, as of their respective dates of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents, and (ii) nothing came to our attention which gives us reason to believe that the Registration Statement, on the date of the Underwriting Agreement (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Final Supplemented Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Final Supplemented Prospectus or the Exchange Act Documents and with respect to information set forth in the Pricing Prospectus and the Final Supplemented Prospectus under the captions "Description of the Series JJ Senior Notes - Book-Entry-Only Issuance - The Depository Trust Company" or "The Policy and the Insurer" or under the caption "Experts" (as it relates to information with respect to the Insurer) appearing on page S-13 thereof or in Appendix A thereto.


Morgan Stanley & Co. Incorporateed
Wachovia Capital Markets, LLC
June 14, 2006
Page 4
            We are members of the State Bar of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States and, to the extent set forth herein, the law of the State of Alabama.

            This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent except that Balch & Bingham LLP and Troutman Sanders LLP may rely on this opinion in giving their opinions pursuant to Section 6 of the Underwriting Agreement, insofar as such opinions relate to matters of New York law, and Balch & Bingham LLP may rely on this opinion in giving its opinions (i) pursuant to Sections 102, 302 and 904 of the Indenture and (ii) in connection with the Company's listing application with respect to the Notes to the New York Stock Exchange, insofar as such opinions relate to matters of New York law.



                                          Very truly yours,



                                         /s/ DEWEY BALLANTINE LLP